UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2005

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2005, United America Indemnity, Ltd. ("UAI"), through its subsidiary U.N. Holdings II, Inc. ("Holdings") closed the private placement of US$90,000,000 guaranteed senior notes pursuant to a Note and Guarantee Agreement (the "Agreement"). As part of the transaction, UAI has irrevocably and unconditionally guaranteed the notes issued by Holdings. The notes were sold within the United States only to institutional accredited investors in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended. The proceeds from the private placement will be used to repay US$74,482,021 in principal and interest of outstanding indebtedness of UAI’s subsidiary, Wind River Investment Corporation ("Wind River"), to a group of trusts affiliated with the Ball Family of Philadelphia, Pennsylvania (the "Ball Family Trusts"), and for general corporate purposes.

The notes were issued pursuant to the Agreement, dated July 20, 2005 between UAI, Holdings and the investors named therein. The Agreement and form of note and guarantee, which are attached as exhibits to the Agreement, provide, among other things, that the notes will bear interest of 6.22% per year (payable semi-annually on July 20 and January 20 of each year, commencing on January 20, 2006), and will mature on July 20, 2015. Beginning on July 20, 2011 and each anniversary thereafter to and including July 20, 2014, Holdings will prepay $18,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the notes at par without payment of the Make-Whole Amount (as defined in the Agreement) or any premium. Holdings may at its option, upon notice, prepay at any time all, or from time to time any part of, the notes, in an amount not less than 5% of the aggregate principal amount of the notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to the principal amount. Subject to certain conditions, Holdings and UAI may also make prepayment on the notes as a result of certain changes to the relevant tax laws. Holdings may also be required to make a prepayment of the notes in connection with a change in control or a disposition. The Agreement contains certain covenants that limit UAI’s and Holdings’ ability to, among other things: enter into certain transactions, including transactions with affiliates; enter into certain new lines of business; incur debt; incur subsidiary debt; and sell assets.

The Agreement contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, any representation or warranty being false or incorrect in a material respect on the date as of which made, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy or insolvency, final judgment or judgments for the payment of money in excess of $20,000,000 which are not bonded, discharged or stayed, and failure to comply with certain requirements relating to any employee benefit plan.

The foregoing is a summary of the terms of the Note and Guarantee Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 20, 2005, Wind River repaid in full the outstanding amounts due under the Amended and Restated 5.0% Senior Notes, due September 15, 2015 to the Ball Family Trusts (the "Senior Notes"). The Senior Notes were previously issued to the Ball Family Trusts in conjunction with UAI’s September 2003 acquisition of United National Group. As a result of this payment, the Senior Notes and the related Amended and Restated Deed of Guaranty, dated November 24, 2003, by United America Indemnity, Ltd. in favor of the holders of the 5.0% Senior Notes, due September 15, 2015 were terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report relating to the Notes is also responsive to Item 2.03 of this report and is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

A copy of the press release announcing the completion of the above-described private placement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits

Exhibit No. Description

4.1 Note and Guarantee Agreement dated July 20, 2005, among U.N.
Holdings II, Inc., United America Indemnity, Ltd. and the Investors
named therein.

4.2 Form of 6.22% Guaranteed Senior Note due 2015 (included in
Exhibit 4.1)

99.1 Press Release dated July 20, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

July 21, 2005	By:	Richard S. March

Name: Richard S. March
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

4.1	Note and Guarantee Agreement dated July 20, 2005, among U.N. Holdings II, Inc., United America Indemnity, Ltd. and the Investors named therein
99.1	Press Release dated July 20, 2005